UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2006

-----------------------

GIBRALTAR INDUSTRIES, INC.
------------------------------------------------------
(Exact name of registrant as specified in its chapter)

Delaware	0-22462	16-1445150
-------------	-------------	--------------
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York                              14219-0228
---------------------------
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code (716) 826-6500
----------------------

------------------------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01.  Entry into a Material Definitive Agreement.

Amendment of Change in Control Agreement

On August 22, 2006, the Company amended the Change in Control Agreement which it entered into with David W. Kay, its Executive Vice President, Chief Financial Officer and Treasurer (the “Chief Financial Officer”), dated May 22, 2006, to provide that the Company will pay the Chief Financial Officer an additional amount equal to any excise taxes (including any penalties or interest with respect to such excise taxes) which might be payable by the Chief Financial Officer in connection with any payments to him upon the occurrence of a change in control, and to make certain other technical changes.

The foregoing description of the amended Change in Control Agreement for the Company’s Chief Financial Officer is qualified in its entirety by reference to the terms and conditions of that agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits

(c)

Exhibits.

10.1

Change in Control Agreement, dated August 22, 2006, between Gibraltar Industries, Inc. and David W. Kay.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:

August 25, 2006

GIBRALTAR INDUSTRIES, INC.

/S/ Henning Kornbrekke

Name:

Henning Kornbrekke
Title:

President and Chief Operating

Officer

EXHIBIT INDEX

10.1

Change in Control Agreement, dated August 21, 2006, among Gibraltar Industries, Inc. and David W. Kay